EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE

          HOLLINGER INTERNATIONAL ANNOUNCES COMPLETION OF $1.21 BILLION
             SALE OF TELEGRAPH GROUP TO PRESS ACQUISITIONS LIMITED

NEW YORK, NY, JULY 30, 2004 -- Hollinger International Inc. (NYSE:HLR) ("the Company") today announced the completion of the sale of Telegraph Group by its indirect subsidiaries, DT Holdings Limited, First DT Holdings Limited and Second DT Holdings Limited, of their outstanding shares of the Telegraph Group Limited to Press Acquisitions Limited. The purchase price was (pound)729.5 million in cash (or approximately $1,327.4 million at an exchange rate of $1.8196 to (pound)1), and included cash on the balance sheet of Telegraph Group of approximately (pound)64.5 million (or approximately $117.3 million). Accordingly, the transaction resulted in a cash-free/debt-free price of approximately (pound)665.0 million (or approximately $1,210.0 million). Following completion, there may be a purchase price adjustment depending on certain working capital levels, but the Company does not expect any adjustment to be material.

"We are delighted to announce the completion of the sale of the Telegraph Group which allowed us to meet the objective of our ongoing strategic process -- to maximize value for all of our shareholders. The sale price reflects the appreciation of the high quality papers that comprise the Telegraph Group, and the great demand we saw for them in the market. It is clear that the new owners of THE DAILY TELEGRAPH, SUNDAY TELEGRAPH and SPECTATOR are committed to ensuring the long-term success of these publications. We congratulate Sir David and Sir Frederick Barclay, Aidan Barclay, and Press Acquisitions," said Gordon Paris, interim Chairman and CEO of Hollinger International.

A portion of the proceeds from the sale was used to repay outstanding indebtedness under the Company's subsidiaries' bank credit agreement. In addition, the Company intends to use a portion of the proceeds from the sale to pay the consideration for the tender offer and consent solicitation (the "Offer") of its subsidiary, Hollinger International Publishing Inc. ("Publishing") for all of Publishing's outstanding $300 million in aggregate principal amount of 9% Senior Notes due 2010 (the "Notes"). As of July 29, 2004, approximately 97% of the Notes had been tendered in the Offer. The Offer will expire on July 30, 2004 following consummation of the sale.

The Company said that its Board of Directors is considering several options for the use of the remaining proceeds, including a special dividend to shareholders, a self-tender for common stock, or other corporate purposes. The Company said it will issue a separate announcement of those plans once finalized. Hollinger International Inc. is an international newspaper publisher with English-language newspapers in the United States and Israel. Its assets include THE CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area, THE JERUSALEM POST and THE INTERNATIONAL JERUSALEM POST in Israel, a portfolio of new media investments, and a variety of other assets.
Press Acquisitions is owned by Hollyrood Holdings Limited which is controlled by Sir David and Sir Frederick Barclay. Hollyrood Holdings owns a group of newspapers in the UK including The Scotsman, Scotland on Sunday and The Business.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS: CERTAIN STATEMENTS MADE IN
THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT, "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY HOLLINGER INTERNATIONAL WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN ITS FORMS 10 K AND 10 Q. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON THE COMPANY'S BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.

CONTACTS:
US/CANADA MEDIA
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK MEDIA
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825